UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 13, 2020

LEGACY HOUSING CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas		76022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 13, 2020, the board of directors (the “Board”) of Legacy Housing Corporation (the “Company”), pursuant to the Company’s Bylaws, increased the number of directors from five to six and elected Richard Florea to the Board with a term expiring at the Company’s 2020 annual meeting of stockholders. The Board also appointed Mr. Florea to serve on the Board’s audit committee (the “Audit Committee”).

Mr. Florea, age 57, is an accomplished executive and founder of Warren, Weston and Walker, LLC, a private advisory, consulting and investment company focusing on real estate, technology early stage startups, and medical devices. Prior to starting Warren, Weston and Walker, LLC in 2018, Mr. Florea was President, Chief Executive Officer and Board Member of Skyline Corporation, a publicly traded producer of manufactured housing, from 2015 to 2018. Prior to joining Skyline Corporation in 2015, Mr. Florea worked for Truck Accessories Group, LLC, North America’s largest manufacturer of fiberglass caps and tonneaus for light and mid-sized trucks, as President and Chief Operating Officer from 2013 to 2015. Before that, he was the President and Chief Executive Officer for Smart-Temps, LLC (2010 to 2013) and the President and Chief Operating Officer for Dutchmen Manufacturing, Inc. (2000 to 2009). Mr. Florea received a Bachelor of Science degree from Ball State University. Mr. Florea has specific attributes that qualify him to serve as a member of our Board and the Audit Committee, including his operations and leadership experience in the manufactured housing industry. The Board has determined that Mr. Florea is independent under the rules and regulations of both the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market.

There are currently no agreements, arrangements or understandings between Mr. Florea and any other person pursuant to which Mr. Florea was appointed to serve as a member of the Board.  There are currently no transactions in which Mr. Florea has an interest requiring disclosure under Item 404(a) of the SEC’s Regulation S-K.

Concurrent with the appointment of Mr. Florea to the Audit Committee, Mark Bennett will step down as chair of the Audit Committee due to personal issues that currently prevent him from participating in Board and Audit Committee functions. The Audit Committee will consist of Mr. Florea, Mr. Bennett, John Isakson and Stephen Crawford, with Mr. Crawford serving as interim chair until such time as Mr. Bennett can perform his duties.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A
LEGACY HOUSING CORPORATION

Date: March 19, 2020	By:	/s/ Neal J. Suit
	Name:	Neal J. Suit
	Title:	Executive Vice President and General Counsel